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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 23, 2003


                         Federal Realty Investment Trust
                         -------------------------------
             (Exact name of registrant as specified in its charter)


            Maryland                      1-07533                52-0782497
   (State or other jurisdiction         (Commission            (IRS Employer
       of incorporation)                File Number)         Identification No.)

   1626 East Jefferson Street, Rockville, Maryland                 20852-4041
    (Address of principal executive offices)                       (Zip Code)

          Registrant's telephone number including area code: 301/998-8100

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Item 5. Other Events.

     On May 23, 2003, Federal Realty Investment Trust, or the Trust, directed Citibank, N.A. to publish notice to the holders of the Trust's 5 1/4% Convertible Subordinated Debentures due 2003, which we refer to as the Debentures, stating that the Trust will redeem all of the Debentures effective June 23, 2003, which is the Redemption Date. The Debentures will be redeemed at the Redemption Price, which is 100% of the principal amount, together with accrued and unpaid interest from April 28, 2003 through the Redemption Date. The redemption is made pursuant to the terms of the Fiscal Agency Agreement, dated as of October 28, 1993, between Citibank, N.A. and the Trust, and the Debentures and related indenture.

     For further information concerning the redemption, see the Notice of Redemption filed as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is included as part of this report.

Exhibit No.           Description

99.1                  Notice of Redemption, dated May 23, 2003.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    FEDERAL REALTY INVESTMENT TRUST

Date: May 29, 2003                  By: /s/ Dawn M. Becker
                                        ------------------
                                        Dawn M. Becker
                                        Senior Vice President, General Counsel
                                         and Secretary

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                                  EXHIBIT INDEX

Exhibit No.    Description

99.1           Notice of Redemption, dated May 23, 2003.